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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-4 and on Form S-8 of The Williams Companies, Inc. of our report dated February 13, 1998, with respect to the consolidated financial statements of The Williams Companies, Inc. included in this Report (Form 8-K) for the year ended December 31, 1997.

          Form S-3: Registration No. 333-20929;
                    Registration No. 333-29185

          Form S-4: Registration No. 333-44963

          Form S-8: Registration No. 33-2442;   Registration No. 33-24322;
                    Registration No. 33-36770; Registration No. 33-44381; Registration No. 33-40979; Registration No. 33-45550; Registration No. 33-43999; Registration No. 33-51539; Registration No. 33-51543; Registration No. 33-51551; Registration No. 33-51549; Registration No. 33-51547; Registration No. 33-51545; Registration No. 33-56521; Registration No. 333-03957; Registration No. 333-11151; Registration No. 333-40721; Registration No. 333-33735; Registration No. 333-30095


                                                               Ernst & Young LLP


Tulsa, Oklahoma
February 18, 1998